As filed with the Securities and Exchange Commission on February 2, 2023

Registration Statement No. 33-38488

Registration Statement No. 33-63260

Registration Statement No. 33-78868

Registration Statement No. 33-89214

Registration Statement No. 33-65443

Registration Statement No. 333-18979

Registration Statement No. 333-74825

Registration Statement No. 333-75312

Registration Statement No. 333-122554

Registration Statement No. 333-155703

Registration Statement No. 333-179440

Registration Statement No. 333-252538

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-179440

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-252538

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-155703

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-122554

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-75312

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-74825

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-18979

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-65443

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-89214

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-78868

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-63260

POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 33-38488

UNDER

THE SECURITIES ACT OF 1933

MERIDIAN BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-0888197
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3471 River Hills Drive

Cincinnati, Ohio 45244

(513) 271-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MERIDIAN BIOSCIENCE, INC. 2021 OMNIBUS AWARD PLAN

MERIDIAN BIOSCIENCE, INC. 2012 STOCK INCENTIVE PLAN

2004 EQUITY COMPENSATION PLAN

AS AMENDED AND RESTATED THROUGH JANUARY 22, 2008

2004 EQUITY COMPENSATION PLAN

AMENDED AND RESTATED 1996 STOCK OPTION PLAN

1999 DIRECTORS’ STOCK OPTION PLAN

1996 STOCK OPTION AMENDED AS EFFECTIVE JANUARY 2, 1999

1996 STOCK OPTION PLAN

1994 DIRECTORS’ STOCK OPTION PLAN

MERIDIAN DIAGNOSTICS INC. SAVINGS AND INVESTMENT PLAN

1990 DIRECTORS’ STOCK OPTION PLAN

1986 STOCK OPTION PLAN

(Full titles of plans)

F. Mark Reuter, Esq.

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

Telephone: (513) 579-6469

Facsimile: (513) 579-6457

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to: Jack Kenny Chief Executive Officer Meridian Bioscience, Inc. 3471 River Hills Drive Cincinnati, Ohio 45244 (513) 271-3700 Facsimile (513) 271-3762	with copies to: Alex Herman Robert Leung Paul Hastings LLP 200 Park Avenue New York, NY 10166 (212)318-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) relate relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the U.S. Securities and Exchange Commission (the “SEC”) by Meridian Bioscience, Inc., an Ohio Corporation. (the “Company”):

•

Registration Statement No. 333-252538, filed with the SEC on January 29, 2021, registering 1,000,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), under the Meridian Bioscience, Inc. 2021 Omnibus Award Plan; and

•

Registration Statement No. 333-179440, filed with the SEC on February 19, 2012, registering 3,000,000 shares of the Company’s Common Stock under the Meridian Bioscience, Inc. 2012 Stock Incentive Plan;

•

Registration Statement No. 333-155703, filed with the SEC on November 26, 2008, registering 1,537,500 shares of the Company’s Common Stock under the 2004 Equity Compensation Plan as Amended and Restated Through January 22, 2008;

•	Registration Statement No. 333-122554, filed with the SEC on February 4, 2005, registering 650,000 shares of the Company’s Common Stock under the 2004 Equity Compensation Plan;

•	Registration Statement No. 333-75312, filed with the SEC on December 17, 2021, registering 500,000 shares of the Company’s Common Stock under the 1999 Amended and Restated 1996 Stock Option Plan;

•

Registration Statement No. 333-74825, filed with the SEC on March 22, 1999, registering 50,000 shares of the Company’s Common Stock under the 1999 Directors’ Stock Option Plan and 500,000 shares of the Company’s Common Stock under the 1996 Stock Option Plan Amended and Restated Effective January 2, 1999;

•	Registration Statement No. 333-18979, filed with the SEC on December 30, 1996, registering 200,000 shares of the Company’s Common Stock under the 1996 Stock Option Plan;

•	Registration Statement No. 33-65443, filed with the SEC on December 28, 1995, registering 150,000 shares of the Company’s Common Stock under the Meridian Diagnostics Inc. Savings and Investment Plan;

•	Registration Statement No. 33-89214, filed with the SEC on April 5, 1995, registering 225,000 shares of the Company’s Common Stock under the 1986 Stock Option Plan;

•	Registration Statement No. 33-78868, filed with the SEC on May 12, 1994, registering 25,000 shares of the Company’s Common Stock under the 1994 Directors’ Stock Option Plan;

•	Registration Statement No. 33-63260, filed with the SEC on May 25, 1993, registering 200,000 shares of the Company’s Common Stock under the 1986 Stock Option Plan; and

•

Registration Statement No. 33-38488, filed with the SEC on December 28, 1990, registering 282,977 shares of the Company’s Common Stock under the 1986 Stock Option Plan and 15,000 shares of the Company’s Common Stock under the 1990 Directors’ Stock Option Plan, as amended by post-effective amendment No.1 filed with SEC on January 7, 1991, and as further amended by post-effective amendment No. 2 filed with the SEC on May 12, 1994, deregistering 1,000 shares of the Company’s Common Stock under the 1990 Directors’ Stock Option Plan previously registered on the Registration Statement .

On January 31, 2023, pursuant to an Agreement and Plan of Merger, dated as of July 7, 2022, among the Company, SD Biosensor, Inc., a corporation with limited liability organized under the laws of the Republic of Korea (“SDB”), Columbus Holding Company, a Delaware corporation (“Parent”), and Madeira Acquisition Corp., an Ohio corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”, and together with SDB and Parent, the “Parent Parties,” and each individually a “Parent Party”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Ohio General Corporation Law, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a direct wholly owned subsidiary of Parent.

In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to existing registration statements, including the Registration Statements. Accordingly, pursuant to the undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered that remain unsold at the termination of the offering, the Company is filing these Post-Effective Amendments to the Registration Statements to deregister, and does hereby remove from registration, all securities that had been registered under the Registration Statements that remain unsold as of the date hereof, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on February 2, 2023.

Meridian Bioscience, Inc.

By:	/s/ Jack Kenny
Jack Kenny Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.

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